SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 13, 2001

Key Consumer Receivables LLC (as Depositor) under an Amended and Restated Trust
Agreement dated as of September 1, 2001; and

Key Bank USA, National Association (as a Seller and as Master Servicer) under a Sale and Servicing Agreement dated as of September 1, 2001 in connection with the issuance of KeyCorp Student Loan Trust 2001-A Asset Backed Notes.

Key Consumer Receivables LLC
Key Bank USA, National Association
(Exact name of Registrant as specified in its charter)

United States (State or other jurisdiction of incorporation)	333-62624-01 333-62624 (Commission File Number)	34-1938746 34-1804148 (IRS Employer ID Numbers)

Key Tower, 127 Public Square, Cleveland, Ohio (Address of principal executive offices) Registrants' Telephone Number, including area code:	44114 (Zip Code) (216) 828-8122 (216) 689-6300

N/A

(Former name or former address, if changed since last report)

          Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

                 (c)           Exhibits

                                 23.1      The Consent of Ernst & Young LLP, independent auditors.

                                 23.2      The Consent of PricewaterhouseCoopers LLP, independent accountants.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY CONSUMER RECEIVABLES LLC By: /s/ Craig T. Platt Name: Craig T. Platt Title: President KEY BANK USA, NATIONAL ASSOCIATION By: /s/ Craig T. Platt Name: Craig T. Platt Title: Senior Vice President

Dated: September 20, 2001